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                                                                     EXHIBIT 15


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 10549


RE:  PDS Financial Corporation
     Registration Statement on Form S-8 (Registration No. 33-85966)


We are aware that our report dated October 28, 1998 on our reviews of interim financial information of PDS Financial Corporation for the periods ended September 30, 1998 and 1997, and included in the Company's quarterly report on Form 10-QSB for the quarter ended September 30, 1998, is incorporated by reference in this registration statement. Pursuant to Rule 436 (c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


PricewaterhouseCoopers LLP
Minneapolis, Minnesota
November 13, 1998











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